Eastern Virginia Bankshares, Inc. Announces Termination of Memorandum of Understanding

TAPPAHANNOCK, Va., March 26, 2014 /PRNewswire/ -- Eastern Virginia Bankshares, Inc. (NASDAQ: EVBS) (the "Company") announced today the termination of the informal memorandum of understanding, dated September 5, 2013 (the "MOU"), by and among the Company, EVB (the Company's wholly-owned bank subsidiary), the Federal Reserve Bank of Richmond (the "Reserve Bank") and the Virginia State Corporation Commission Bureau of Financial Institutions (the "Bureau"). The termination was effective as of March 13, 2014.

In announcing the news, Joe A. Shearin, President and Chief Executive Officer, commented, "The lifting of the MOU is the culmination of our hard work and execution of strategic initiatives over the last three years to improve asset quality, increase earnings, and strengthen the overall condition of the Company and EVB. We are pleased that our regulators have again acknowledged the significant improvement in our financial condition and operating results and thank them for their continued support and partnership." Shearin concluded, "I also wish to thank each of our talented and dedicated employees who contributed to this achievement and to the future success of our Company."

Forward-Looking Statements and Additional Information

Certain statements contained in this release that are not historical facts may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as "believes," "anticipates," "expects," "intends," "targeted," "continue," "remain," "will," "should," "may" and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions and projections within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance, actions or achievements of the Company will not differ materially from any future results, performance, actions or achievements expressed or implied by such forward-looking statements. Readers should not place undue reliance on such statements, which speak only as of the date of this press release. The Company does not undertake any steps to update any forward-looking statement that may be made from time to time by it or on its behalf.

Eastern Virginia Bankshares, Inc.	Contact: Adam Sothen
330 Hospital Road	Chief Financial Officer
Tappahannock, VA 22560	Voice: (804) 443-8404
Fax: (804) 445-1047